Exhibit 99.1

FOR IMMEDIATE RELEASE

PROS Expands Board with New Independent Director

Houston, Texas — August 25, 2008 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue optimization science and software, announced today that Mrs. Ellen Keszler has joined its board of directors, effective August 21, 2008.  Mrs. Keszler will also serve as a member of the Audit and the Nominating and Governance Committees.  With the addition of our newest director, PROS’ Board has been expanded to eight directors, five of whom are independent.

“We are pleased to welcome Ellen as our newest independent director on PROS’ Board,” said Bert Winemiller, Chairman of the PROS Board of Directors and Chief Executive Officer.  “Ellen’s leadership experience as a technology company executive and her wealth of financial experience, will add significant value to the PROS Board of Directors and to our stockholders in her role as independent director.”

Mrs. Keszler, currently, serves as President and Chief Executive Officer of Clear Sky Associates, a management and strategy consulting firm focused on the technology and travel industries.  Previously, Mrs. Keszler served as President of Travelocity Business from 2003 to 2007; a technology focused corporate travel management company.  From 2000 to 2003, Mrs. Keszler served as Senior Vice President - North American Division of Sabre Travel Network, a travel technology and services business.  From 1987 to 2000, Mrs. Keszler held various finance roles at Sabre Holdings, American Airlines and JCPenney.  These functions included financial planning, strategic analysis, treasury, mergers and acquisitions, and financial operations.  Mrs. Keszler holds an MBA from the University of Texas at Austin and a BS degree in Civil Engineering from Texas A&M University.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and revenue optimization software products, specializing in price analytics, price execution and price optimization. By using our software products, our customers gain insight into their pricing strategies, identify detrimental pricing practices, optimize their pricing decision-making and improve their business processes and financial performance. PROS’ software products incorporate advanced pricing science, which includes operations research, forecasting and statistics. PROS’ high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with hundreds of simultaneous users and sub-second electronic transactions. PROS provides professional services to configure our software products to meet the specific pricing needs of each customer. PROS has implemented over 200 solutions across a range of industries in more than 40 countries. Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 300 employees, more than 100 with advanced degrees and 20 with Ph.D.s.

Forward-looking Statements

This press release contains forward-looking statements, including statements about the functionality of the PROS products and their ability to manage and forecast across an enterprise. The forward-looking statement contained in this press release are based upon PROS historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include PROS ability to develop new products and product enhancements with the required functionality desired and PROS ability to implement and support successfully its products to the expectations of its customers. Additional information relating to the uncertainty affecting the PROS business are contained in PROS filings with the Securities and Exchange Commission. These forward-looking statements represent PROS expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Media Relations:

PROS Corporate Communications

CorpComm@prospricing.com

(713) 335-5197

Investor Relations:

PROS Holdings, Inc.

IR@prospricing.com

(713) 335-5879